UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): March 31, 2015

CONNECTONE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-11486	52-1273725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Sylvan Avenue Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 816-8900

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 31, 2015, Howard Kent, a director of the Registrant and ConnectOne Bank, the Registrant's wholly owned subsidiary and a New Jersey state chartered commercial bank (the "Bank"), resigned from the Board of Directors of both the Registrant and the Bank.

(d)

(1) On March 31, 2015, effective upon the resignation of Mr. Kent described above, Mr. Alexander A. Bol was appointed to serve as a director of the Registrant and of the Bank. Mr. Bol previously served on the Registrant's Board of Directors, resigning on July 1, 2014 upon the closing of the merger agreement reported on Form 8-K filed with the Securities and Exchange Commission.

(2) There are no arrangements or understandings between Mr. Bol and any other persons pursuant to which Mr. Bol was selected as a Director.

(3) It has not yet been decided which Board committees Mr. Bol will serve on.

(4) There are no "related party transactions" between Mr. Bol and the Registrant or the Bank which require disclosure.

(5) There are no material plans, contracts or other arrangements (or amendments thereto) to which Mr. Bol is a party, or in which he participates, that was entered into or amended, in connection with Mr. Bol being appointed as a director of the Registrant and the Bank.

Item 8.01. Other Events.

On April 3, 2015, the Registrant issued a press release announcing the information disclosed in Item 5.02. A copy of the April 3, 2015 press release is included as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 3, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2015	CONNECTONE BANCORP, INC.
	By:	/s/ WILLIAM S. BURNS William S. Burns Executive Vice President and Chief Financial Officer